Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of August 7, 2019, is by and among the natural persons and entities listed on Schedule A (collectively, the “Altaris Group,” and individually a “member” of the Altaris Group) and Tivity Health, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Altaris Group beneficially owns 4,070,840 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the date of this Agreement;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to add a new independent director to the Board who was suggested and recommended by the Altaris Group; and

WHEREAS, the Company has reached an agreement with the Altaris Group with respect to certain matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Board Matters; 2020 Annual Meeting.

(a)Prior to the date hereof, (x) the Nominating and Corporate Governance Committee of the Board has reviewed and approved the qualifications of Daniel Tully (“New Director”) to serve as member of the Board and (y) the Board has confirmed that the New Director qualifies as “independent” pursuant to the Marketplace Rules of The Nasdaq Stock Market (the “NASDAQ Rules”) and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).  In connection with the foregoing, and as a condition to the New Director’s appointment to the Board, the New Director has provided to the Company information required to be disclosed by directors or director candidates in proxy statements or other filings under applicable law or stock exchange regulations, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and a fully completed copy of the Company’s director candidate questionnaire and other reasonable and customary director onboarding documentation, and has consented to appropriate background checks comparable to those undergone by other non-management directors of the Company.  The Board and all applicable committees of the Board have taken or shall take all necessary actions to:

(i)no later than August 7, 2019, appoint the New Director as a director of the Company with a term expiring at the 2020 annual meeting of stockholders of the Company (the “2020 Annual Meeting”); and

(ii)except in the event the Altaris Group ceases to own at least 5% of the outstanding shares of Common Stock (subject to adjustment for reclassifications and other equitable adjustments) prior to the 2020 Annual Meeting, nominate the New Director as a candidate for election to the Board at the 2020 Annual Meeting with a term expiring at the 2021 annual meeting of stockholders of the Company (the “2021 Annual Meeting”); provided, however, that as a condition to the Company’s obligation to nominate the New Director for reelection at the 2020 Annual Meeting, the New Director shall (x) be required to provide information required to be disclosed by directors or director candidates in proxy statements or other filings under applicable law or applicable stock exchange regulations, and as requested by the Company from all members of the Board, in each case as promptly as necessary to enable the timely filing of the Company’s proxy statement and other periodic reports with the SEC; and (y) have complied at all times with the Company Policies (as defined below).

(b)At the 2020 Annual Meeting, except in the event the Altaris Group ceases to own at least 5% of the outstanding shares of Common Stock (subject to adjustment for reclassifications and other equitable adjustments) prior to the 2020 Annual Meeting, the Company agrees to recommend to the stockholders, support and solicit proxies for the election of the New Director in the same manner as the Company has supported its nominees for election at prior annual meetings of stockholders.

(c)The New Director has acknowledged that all members of the Board, including the New Director, are required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Code of Business Conduct and the Board of Directors Corporate Governance Guidelines (collectively, the “Company Policies”), and preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board or Board committees. The Altaris Group shall provide the Company with such information concerning the Altaris Group as requested in writing by the Company that is required to be disclosed under applicable law or the rules of any applicable stock exchange, in each case as promptly as necessary to enable timely filing of the Company’s proxy statement.  The Company agrees that it will not amend any Policy for the purpose of disqualifying the New Director from service on the Board or any committee thereof.

(d)During the Covered Period (as defined below), each of the members of the Altaris Group agrees that it will appear in person or by proxy at each annual or special meeting of stockholders of the Company (including any adjournment, postponement, rescheduling or continuation thereof), whether such meeting is held at a physical location or virtually by means of remote communications, and vote (or execute a consent with respect to) all shares of Common Stock beneficially owned by such member of the Altaris Group in accordance with the Board’s recommendations with respect to (a) each election of directors and any removal of directors, (b) the ratification of the appointment of the Company’s independent registered public accounting firm, (c) the Company’s “say-on-pay” proposal, and (d) any other proposal to be submitted to the stockholders of the Company by either the Company or any stockholders of the Company; provided, however, that each of the members of the Altaris Group shall be permitted to vote in its sole discretion as it wishes on any proposal of the Company in respect of any Extraordinary Transaction (as defined below).

(e)The New Director shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation)) if: (i) members of the Altaris Group, collectively, cease to beneficially own in the aggregate at least 5% of the Company’s then outstanding Common Stock (subject to adjustment for reclassifications and other equitable adjustments); or (ii) a member of the Altaris Group otherwise ceases to comply or breaches any material provision of this Agreement. The Altaris Group agrees to cause the New Director to resign from the Board if the New Director fails to resign if and when requested pursuant to this Section 1(e).

(f)If the New Director does not stand for election at the 2020 Annual Meeting or (if applicable in accordance herewith) the 2021 Annual Meeting, or ceases to be a director before the end of the Covered Period (as defined below), whether as a result of death or incapacity or for any other reason (other than voluntarily determining not to stand for election or voluntarily resigning from the Board), and at such time members of the Altaris Group, collectively, beneficially own in the aggregate at least 5% of the Company’s then outstanding Common Stock (subject to adjustment for reclassifications and other equitable adjustments), then the Altaris Group will recommend to the Board a substitute person to fill the resulting vacancy (who will qualify as “independent” pursuant to the NASDAQ Rules and applicable rules and regulations of the SEC), subject to the approval of the Nominating and Corporate Governance Committee of the Board after consideration in good faith and exercising its fiduciary duties, in accordance with its customary practices for reviewing Board candidates (a “Replacement Director”).  In the event that the Nominating and Corporate Governance Committee of the Board does not accept (in accordance with the standards set forth herein) a Replacement Director nominee recommended by the Altaris Group, the Altaris Group will have the right to recommend additional Replacement Director nominees, subject to the terms of this Section 1(f), for prompt consideration by the Nominating and Corporate Governance Committee.  Upon the acceptance of a Replacement Director nominee by the Nominating and Corporate Governance Committee, the Board will appoint such Replacement Director to the Board no later than five business days after the Nominating and Corporate Governance Committee’s recommendation of such Replacement Director (which recommendation shall be made promptly after the Nominating and Corporate Governance Committee’s acceptance of such Replacement Director nominee).  The Replacement Director will thereafter be deemed the New Director for purposes of this Agreement and be entitled to the same rights and subject to the same requirements under this Agreement that had been applicable to the replaced New Director, and the Company agrees that the Board will appoint such Replacement Director to the Board to serve the unexpired term of the replaced New Director.  Following the appointment of any Replacement Director to replace the New Director in accordance with this Section 1(f), all references to the New Director herein shall be deemed to include any Replacement Director (it being understood that this sentence shall apply whether or not references to the New Director expressly state that they include any Replacement Director). If at any time the Altaris Group, collectively, cease to beneficially own in the aggregate at least 5% of the Company’s then outstanding Common Stock (subject to adjustment for reclassifications and other equitable adjustments), the right of the Altaris Group pursuant to this Section 1(f) to participate in the recommendation of a Replacement Director to fill the vacancy caused by the New Director or any Replacement Director ceasing to be a director shall automatically terminate.  Prior to the appointment of any Replacement Director to the Board, the Replacement Director will submit to the Company the information described in Section 1(a)(ii)(x) hereof.

2.Standstill.

(a)Each member of the Altaris Group agrees that, during the Covered Period, it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) under the control of a member of the Altaris Group (collectively and individually, the “Altaris Group Affiliates”) not to (except as expressly set forth in this Agreement), directly or indirectly, in any manner, alone or in concert with others:

(i)make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote, or seek to advise, encourage or influence any person, other than any Altaris Group Affiliates, with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act) (other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement)) or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise), other than as permitted hereby;

(ii)form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Altaris Group Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement (including lending any securities of the Company to any person for the purpose of allowing such person to vote such securities in connection with any stockholder vote of the Company), or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, other than as permitted hereby;

(iii)acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the Altaris Group (together with the Altaris Group Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 10% in the aggregate of the shares of Common Stock outstanding at such time; provided that nothing herein will require Common Stock to be sold to the extent the Altaris Group and the Altaris Group Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Common Stock, as long as the beneficial or other ownership interest of the Altaris Group does not increase thereafter (except solely as a result of corporate actions taken by the Company);

(iv)effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not (A) restrict the tender by the Altaris Group or any of its members or any Altaris Group Affiliate of any securities of the Company into any tender or exchange offer or vote with respect to any Extraordinary Transaction, (B) prohibit the Altaris Group or any of its members or any Altaris Group Affiliate from privately (in a manner not reasonably expected to result in any public disclosure) advocating for such actions with the Board or prohibit the Altaris Group or any of its members or any Altaris Group Affiliate from privately (in a manner not reasonably expected to result in any public disclosure) engaging in discussions with any of their respective advisors and consultants regarding an Extraordinary Transaction or participating in such transaction or any other actions approved by the Board, or (C) restrict the receipt of any consideration by the Altaris Group or an Altaris Group Affiliate on the same basis as other stockholders of the Company in connection with an Extraordinary Transaction;

(v)engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any hedging, put or call option or “swap” transaction) with respect to any securities of the Company (other than a broad-based market basket or index);

(vi)(A) seek representation on or nominate any candidate to, the Board, except as set forth herein, (B) seek or encourage the removal of any member of the Board, (C) conduct a referendum of stockholders, or (D) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(vii)take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board, management or policies of the Company, including any plans or proposals to change the number or term of directors or the removal of any directors, or to fill any vacancies on the Board, except as set forth herein; (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s restated certificate of incorporation, as amended, or the Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)make any public disclosure, announcement or statement regarding any intent, purpose, arrangement, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(ix)(A) commence, encourage or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors, or (B) take any action challenging the validity or enforceability of any of the provisions of this Section 2(a) or publicly disclose, or cause or facilitate the public disclosure (including the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purposes, plan or proposal to take any action challenging the validity or enforceability of any provisions of this Section 2(a), in any such case other than (w) litigation to enforce the provisions of this Agreement, (x) counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against the Altaris Group or any of its members or any Altaris Group Affiliate, (y) the exercise of statutory appraisal, dissenters or similar rights under the Delaware General Corporation Law, and (z) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement;

(x)take any action which could cause or require the Company or any Affiliate of the Company to make a public announcement regarding any of the foregoing (other than as permitted under subclauses (w), (x), (y) or (z) of clause (ix) above), or publicly seek or request permission to do any of the foregoing;

(xi)request, directly or indirectly, that the Company or the Board or any of their respective representatives amend or waive any provision of this Section 2(a), other than through non-public communications with the Company that would not reasonably be expected to trigger public disclosure obligations for any party; or

(xii)enter into any discussions, negotiations, agreements or understandings with any third party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any third party to take any action or cause any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit (i) the Altaris Group and their representatives from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications; (ii) the New Director from taking any actions that may be taken solely in his capacity as a member of the Board in accordance with his fiduciary duties to all stockholders of the Company so long as such actions are consistent with the Altaris Group’s and the New Director’s obligations and representations under the other sections of this Agreement; or (iii) the Altaris Group or any Altaris Group Affiliate from making any factual statement as required by applicable legal process, subpoena, or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of discretionary acts by the Altaris Group or any Altaris Group Affiliate).  Notwithstanding anything to the contrary in this Agreement, if the Board (or any committee thereof) determines to initiate any process to consider an Extraordinary Transaction (including the engagement of an investment banker) that would involve a sale of 50% or more of the Company’s equity securities or assets (which transaction may be structured as a sale of assets, sale of equity interests, merger, consolidation, tender offer or other business combination), the Company will ensure that all members of the Board are promptly notified of any such determination.

Notwithstanding anything to the contrary in this Agreement, the Covered Period shall terminate automatically (and the provisions applicable during the Covered Period shall no longer be applicable) upon (a) any person (other than one or more members of the Altaris Group or Altaris Group Affiliates) becoming the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) or constructive economic owner (through swaps, options, similar securities or contracts or otherwise), directly or indirectly, of more than 50% of the Company’s then outstanding Common Stock, (b) announcement of a tender or exchange offer by any third party (other than one or more members of the Altaris Group or Altaris Group Affiliates) for Common Stock of the Company that, if consummated, would make such person the beneficial owner (as defined in Section 13(d)(1) of the Exchange Act) of 50% or more of the Common Stock of the Company, or any rights or options to acquire such ownership, including from a third party, but only if the Board does not publicly recommend against such tender or exchange offer within ten business days of such announcement, or (c) the Company entering into one or more definitive agreements involving the acquisition by one or more third parties (other than one or more members of the Altaris Group or Altaris Group Affiliates) of more than 50% of the outstanding Common Stock of the Company or more than 50% of the Company’s consolidated total assets.

(b)For purposes of this Agreement:

(i)The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(ii)The term “Covered Period” shall mean the period beginning on the date of this Agreement and continuing until the date that is ten days prior to the deadline for the submission of stockholder director nominations for the 2021 Annual Meeting pursuant to the Bylaws; provided, however, that if (A) the Board provides written notice to the Altaris Group (at least 15 days prior to the deadline for the submission of stockholder director nominations for the 2021 Annual Meeting) that the Board intends to re-nominate the New Director for election to the Board at the 2021 Annual Meeting, (B) the Altaris Group consents in writing to such re-nomination, (C) the Board thereafter re-nominates the New Director for election to the Board at the 2021 Annual Meeting (in which case, the Company agrees to recommend to the stockholders, support and solicit proxies for the election of the New Director at the 2021 Annual Meeting in the same manner as the Company has supported its nominees for election at prior annual meetings of stockholders) and (D) the New Director is elected as a director of the Board at the 2021 Annual Meeting, the Covered Period shall continue until the date that is ten days prior to the deadline for the submission of stockholder director nominations for the 2022 annual meeting of stockholders of the Company.

(iii)The terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons that at any time during the term of this Agreement become Affiliates or Associates of any applicable person referred to in this Agreement.

3.Expenses. Each party shall bear its own expenses incurred in connection with the matters related to this Agreement.

4.Representations of the Company. The Company represents and warrants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document of the Company or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which the Company is bound.

5.Representations of the Altaris Group. Each of the members of the Altaris Group, jointly and severally, represents and warrants as follows: (a) such member of the Altaris Group that is an entity has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by such member of the Altaris Group, constitutes a valid and binding obligation and agreement of such member of the Altaris Group and is enforceable against such member of the Altaris Group in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such member of the Altaris Group does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such member of the Altaris Group, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document (with respect to any such member that is an entity) of such member of the Altaris Group or any material agreement, contract, commitment, understanding or arrangement to which such member of the Altaris Group is a party or by which such member of the Altaris Group is bound; and (d) as of the date hereof, the Altaris Group, together with the Altaris Group Affiliates, beneficially owns, directly or indirectly, an aggregate of 4,070,840 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the Altaris Group and the Altaris Group Affiliates or in which the Altaris Group or the Altaris Group Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise. The Altaris Group agrees that it will cause the Altaris Group Affiliates to comply with the terms of this Agreement.

6.Term.

(a)This Agreement is effective as of the date hereof and shall remain in full force and effect for the duration of the Covered Period, unless terminated on such other date established by mutual consent of the parties hereto.

(b)Any obligation to tender the New Director’s resignation or cause such a resignation pursuant to Section 1(e), this Section 6, and Section 8 (Miscellaneous) through Section 14 (Interpretation and Construction) shall survive the termination of this Agreement. No termination pursuant to Section 6(a) shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

7.Director Programs. The New Director shall participate in all programs in which the Company’s other non-employee directors participate with respect to D&O insurance, exculpation, advancement and reimbursement of expenses and indemnification in connection with the New Director’s service on the Board. No member of the Board, including the New Director, shall accept any compensation for service on the Board from any person other than the Company.

8.Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware and to require the resignation of the New Director from the Board pursuant to Section 1(e), in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief.  This Section 8 is not the exclusive remedy for any violation of this Agreement.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 10 or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF

DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9.Entire Agreement; Amendment; Waiver. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this Section 10:

If to the Company:Tivity Health, Inc.

701 Cool Springs Boulevard

Franklin, Tennessee 37067

Attention: Chief Legal Officer

Facsimile: (615) 778-0436

Email:  legal@tivityhealth.com

With a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: J. Page Davidson

Scott W. Bell

Telephone: (615) 742-6253

(615) 742-7942

Facsimile: (615) 742-2753

(615) 742-0458

Email: pdavidson@bassberry.com

sbell@bassberry.com

If to the Altaris Group:Altaris Capital, L.P.

10 East 53rd Street, 31st Floor

New York, New York 10022

Attention: Daniel Tully

Email: daniel.tully@altariscap.com

Facsimile: (212) 931-0236

With a copy (which shall not constitute notice) to:

Schiff Hardin LLP

233 S. Wacker Drive, Suite 7100

Chicago, Illinois 60606

Attention: Steve E. Isaacs, Esq.

Telephone: (312) 258-5654

Facsimile: (312) 258-5600

Email: sisaacs@schiffhardin.com

11.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

13.No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and their successors and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

14.Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

Exhibit 10.1

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date hereof.

TIVITY HEALTH, INC.

By:/s/Adam Holland

Name:Adam Holland

Title:CFO

Exhibit 10.1

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date hereof.

ALTARIS CAPITAL, L.P.

By:Altaris Partners, LLC, its

general partner

By:/s/ Daniel Tully

Name:Daniel Tully

Title:Manager

ALTARIS PARTNERS, LLC

By:/s/ Daniel Tully

Name:Daniel Tully

Title:Manager

/s/ George Aitken-Davies

George Aitken-Davies

/s/ Daniel Tully

Daniel Tully

Schedule A

Members of Altaris Group

Altaris Capital, L.P.

Altaris Partners, LLC

George Aitken-Davies

Daniel Tully